AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997
                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                   FORM  S - 8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          TENET HEALTHCARE CORPORATION
          (Exact  name  of  registrant  as  specified  in  it  charter)

          NEVADA                                           95-2557091
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                         identification no.)

                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
               (Address including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                           SECOND AMENDED AND RESTATED
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 SCOTT M. BROWN
                       SENIOR VICE PRESIDENT AND SECRETARY
                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
                      (Name, address including zip code and
          telephone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE
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                                        PROPOSED       PROPOSED
                                        MAXIMUM         MAXIMUM
    TITLE OF                 AMOUNT     OFFERING       AGGREGATE     AMOUNT OF
SECURITIES TO BE             TO BE      PRICE PER      OFFERING    REGISTRATION
   REGISTERED              REGISTERED     SHARE*        PRICE*          FEE
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Common Stock, par value
$.075 per share . . . . 3,000,000 shares  $33.50     $100,500,000     $29,648
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     * Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on December 4, 1997.

     There also are registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Second Amended and Restated 1995 Employee Stock Purchase Plan.

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

                                EXPLANATORY NOTE

     On February 5, 1996, Tenet Healthcare Corporation (the "Company") filed Registration Statement No. 333-00709 on Form S-8 in order to register with the Securities and Exchange Commission the 2,000,000 shares of the Company's common stock, par value $.075 per share (the "Common Stock") available for purchase under the Company's 1995 Employee Stock Purchase Plan (the "Plan"). The contents of that Registration Statement are incorporated by reference herein.

     On July 30, 1997, the Board of Directors (the "Board") of the Company approved the First Amendment to the 1995 Employee Stock Purchase Plan (the "First Amendment") and the First Amended and Restated 1995 Employee Stock Purchase Plan (the "First Amended Plan"). The First Amended Plan amended and restated the Plan in its entirety to reflect the First Amendment. The First Amendment was approved by the Company's shareholders on October 1, 1997. The First Amendment increased the maximum number of shares of Common Stock available for purchase under the Plan from 2,000,000 shares to 5,000,000 shares.

     On December 3, 1997, the Board approved the Second Amendment to the 1995 Employee Stock Purchase Plan (the "Second Amendment") and the Second Amended and Restated 1995 Employee Stock Purchase Plan (the "Second Amended Plan"). Shareholder approval was not required for the Second Amendment. The Second Amendment clarified the definition of "Covered Compensation." The Second Amended Plan amended and restated the First Amended Plan in its entirety to reflect the Second Amendment. This Registration Statement is filed in order to register with the Commission the 3,000,000 additional shares of Common Stock available for purchase under the Second Amended Plan.

EXHIBITS

Exhibit
Number                   Description
-------                  -----------
5.        Opinion of Scott M. Brown.

10.       Second Amended and Restated 1995 Employee Stock Purchase Plan

23.       Consents

          a.   Consent of KPMG Peat Marwick LLP

          b. Consent of Scott M. Brown (included in his opinion filed as Exhibit 5).

24.       Power of Attorney (included on page 2 of this Registration Statement).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Barbara, State of California on December 10, 1997.

                                   TENET HEALTHCARE CORPORATION



                                   By:     /s/ Scott M. Brown
                                        --------------------------
                                           Scott M. Brown
                                         Senior Vice President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Jeffrey C. Barbakow, Raymond L. Mathiasen and Scott M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securites Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 1997.

            Signature                                  Title
            ---------                                  -----


     /s/ Jeffrey C. Barbakow                 Chairman, Chief Executive
----------------------------------              Officer and Director
     Jeffrey C. Barbakow

            Signature                                  Title
            ---------                                  -----

     /s/ Michael H. Focht, Sr.                       President,
----------------------------------            Chief Operating Officer
        Michael H. Focht, Sr.                       and Director

        /s/ Trevor Fetter                  Executive Vice President and
----------------------------------           Chief Financial Officer
           Trevor Fetter                   (Principal Financial Officer)

     /s/ Raymond L. Mathiasen                Senior Vice President and
----------------------------------            Chief Accounting Officer
        Raymond L. Mathiasen               (Principal Accounting Officer)

       /s/ Bernice B. Bratter                          Director
----------------------------------
         Bernice B. Bratter

       /s/ Maurice J. DeWald                           Director
----------------------------------
         Maurice J. DeWald

       /s/ Edward Egbert, M.D.                         Director
----------------------------------
         Edward Egbert, M.D.

         /s/ Raymond A. Hay                            Director
----------------------------------
           Raymond A. Hay

         /s/ Lester B. Korn                            Director
----------------------------------
           Lester B. Korn

     /s/ Richard S. Schweiker                          Director
----------------------------------
       Richard S. Schweiker

                                  EXHIBIT INDEX



     Exhibit
     Number              Description                                       Page
     -------             -----------                                       ----

     5.   Opinion of Scott M. Brown ......................................

     10.  Second Amended and Restated 1995 Employee Stock Purchase Plan...

     23.  Consents

          a.   Consent of KPMG Peat Marwick LLP...........................

          b.   Consent of Scott M. Brown (included in his opinion
               filed as Exhibit 5)........................................

     24.  Power of Attorney (included on page 2 of this Registration
          Statement)......................................................